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                                                                   EXHIBIT 10(s)


                           UNANIMOUS WRITTEN CONSENT

                                    OF THE

                    INVESTMENT AND ADMINISTRATIVE COMMITTEE

                OF THE WALT DISNEY COMPANY SPONSORED QUALIFIED

                   BENEFIT PLANS AND KEY EMPLOYEES DEFERRED

                       COMPENSATION AND RETIREMENT PLAN


     The undersigned, being all of the members of the Investment and

Administrative Committee of the Walt Disney Company Sponsored Qualified Benefit

Plans and Key Employees Deferred Compensation Retirement Plan (the "Committee"),

hereby takes the following action on written consent with the same effect as if such action were taken at a duly held meeting of the Committee:

     WHEREAS, The Walt Disney Company (the "Corporation") maintains the Disney Salaried Savings and Investment Plan, as amended and restated effective January 1, 1987 (the "Plan"); and

     WHEREAS, Article 11 of the Plan authorizes the Committee under the Plan to make certain Plan amendments.

     NOW, THEREFORE, BE IT RESOLVED, that the Second Amendment to the Plan be and hereby is adopted effective December 1, 1996 as follows; and

     1. Section 7.02(b) of the Plan is hereby amended by deleting the third and fourth sentences thereof in their entirety and substituting the following therefor:

          Such shares that are unallocated, if any, as of any voting record date, and such shares as to which the Trustee receives no written instructions from Participants, shall be voted by the Trustee on each matter in the same proportion (for, against, and abstention) as it votes those shares for which the Trustee received voting
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          directions from Participants. Notwithstanding the above, in the event of a tender offer, the Trustee shall vote such shares as determined in the prior sentence in accordance with voting directions received from the Company.

     FURTHER RESOLVED, that Christopher Zyda and Barbara Kellams of the Corporation and any officer of the Corporation be, and each hereby is, authorized to take any and all actions deemed necessary or appropriate to effectuate the intent of the foregoing resolutions, including, but not limited to, adopting amendments to the Trust Agreement between Fidelity Management Trust Company and The Walt Disney Company consistent with the foregoing resolution.